4Q25	FINANCIALRESULTS

BNY Reports Fourth Quarter 2025
Earnings Per Common Share of $2.02, or $2.08 as Adjusted (a)
Full-Year 2025 Earnings Per Common Share of $7.40, or $7.50 as Adjusted (a)
NEW YORK, January 13, 2026 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the fourth quarter of 2025.

CEO COMMENTARY

2025 was another successful year for BNY. We delivered record net income of $5.3 billion on record revenue of $20.1 billion and generated an ROTCE of 26%. On the back of eight consecutive quarters of positive operating leverage, we grew earnings per share by 28% year-over-year and returned $5.0 billion of capital to our shareholders.
Three years ago, we embarked on a multi-year transformation of BNY. Two years ago, we communicated our strategic roadmap and a set of medium-term financial targets for what we viewed as the first, foundation-setting phase of that work. The pace of progress and our results to date demonstrate that the strategy is working.
Today, we are raising the bar. With the foundations in place, we expect to realize greater scale and growth opportunities across our platforms. Our new medium-term financial targets represent the next milestones on our path to unlocking BNY’s full potential over the long-term.
I want to thank our teams around the world for their dedication to our clients and their commitment to reimagining BNY. We are entering 2026 with positive momentum and excited for the work ahead of us to deliver increased value for our clients and shareholders.
– Robin Vince, Chief Executive Officer

	EPS	Adj. EPS	Pre-tax margin	ROE	ROTCE

4Q25	$2.02	$2.08 (a)	36%	14.5%	26.6% (a)

FY25	$7.40	$7.50 (a)	35%	13.9%	26.1% (a)

4Q25 KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		4Q25 vs.
	4Q25	3Q25	4Q24
Selected income statement data:

Total fee revenue	$3,698	2%	5%
Investment and other revenue	135	N/M	N/M
Net interest income	1,346	9%	13%
Total revenue	$5,179	2%	7%
Provision for credit losses	(26)	N/M	N/M
Noninterest expense	$3,360	4%	—%
Net income applicable to common shareholders	$1,427	7%	26%
Diluted EPS	$2.02	7%	31%

Selected metrics:

AUC/A (in trillions)	$59.3	3%	14%
AUM (in trillions)	$2.2	2%	7%

Financial ratios:	4Q25	3Q25	4Q24

Pre-tax operating margin	36%	36%	30%
ROE	14.5%	13.7%	12.2%
ROTCE (a)	26.6%	25.6%	23.3%

Capital ratios:

Tier 1 leverage ratio	6.0%	6.1%	5.7%
CET1 ratio	11.9%	11.7%	11.2%

4Q25 HIGHLIGHTS

Results
•Total revenue of $5.2 billion, increased 7%
•Noninterest expense of $3.4 billion, was flat; or increased 4% excluding notable items (a)
•Diluted EPS of $2.02, increased 31%; or 21% excluding notable items (a)

4Q25 Notable items (a)
•Results include $51 million of noninterest expense primarily related to severance, partially offset by an adjustment to the FDIC special assessment

Profitability
•Pre-tax operating margin of 36%
•ROTCE of 26.6% (a)

Balance sheet
•Average deposits of $310 billion, increased 8% year-over-year and 4% sequentially
•Tier 1 leverage ratio of 6.0%, increased 26 bps year-over-year and decreased 9 bps sequentially

Capital distribution
•Returned $1.4 billion of capital to common shareholders
•$377 million of dividends
•$1.0 billion of share repurchases
•Total payout ratio of 94% for full-year 2025

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 4Q25 vs. 4Q24, unless otherwise noted.
Media: Anneliese Diedrichs + 1 646 468 6026	Investors: Marius Merz +1 212 298 1480

BNY 4Q25 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Fee revenue	$3,698	$3,637	$3,513	2%		5%
Investment and other revenue	135	208	140	N/M		N/M
Total fee and other revenue	3,833	3,845	3,653	—		5
Net interest income	1,346	1,236	1,194	9		13
Total revenue	5,179	5,081	4,847	2		7
Provision for credit losses	(26)	(7)	20	N/M		N/M
Noninterest expense	3,360	3,236	3,355	4		—
Income before taxes	1,845	1,852	1,472	—		25
Provision for income taxes	376	395	315	(5)		19
Net income	$1,469	$1,457	$1,157	1%		27%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,427	$1,339	$1,130	7%		26%
Operating leverage (a)				(190)	bps	670	bps
Diluted earnings per common share	$2.02	$1.88	$1.54	7%		31%
Average common shares and equivalents outstanding - diluted (in thousands)	705,140	712,854	733,720
Pre-tax operating margin	36%	36%	30%
Metrics:
Average loans	$76,678	$72,692	$69,211	5%		11%
Average deposits	310,482	299,326	286,488	4		8
AUC/A at period end (in trillions) (current period is preliminary)	59.3	57.8	52.1	3		14
AUM at period end (in trillions) (current period is preliminary)	2.2	2.1	2.0	2		7
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,179	$5,069	$4,847	2%		7%
Adjusted noninterest expense	3,309	3,197	3,190	4		4
Adjusted operating leverage (a)				(133)	bps	312	bps
Adjusted diluted earnings per common share	$2.08	$1.91	$1.72	9%		21%
Adjusted pre-tax operating margin	37%	37%	34%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
bps – basis points.
KEY DRIVERS (comparisons are 4Q25 vs. 4Q24, unless otherwise noted)
•Total revenue increased 7%, primarily reflecting:
•Fee revenue increased 5%, primarily reflecting higher market values, net new business and higher client activity and a favorable impact of a weaker U.S. dollar, partially offset by the mix of AUM flows.
•Investment and other revenue decreased primarily reflecting other investment losses, partially offset by lower net securities losses.
•Net interest income increased 13%, primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.
•Provision for credit losses was a benefit of $26 million, primarily driven by improvements in commercial real estate exposure and changes in the macroeconomic forecast.
•Noninterest expense was flat, reflecting higher investments and revenue-related expenses, employee merit increases and an unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings, the net impact of the adjustments for the FDIC special assessment, and lower severance expense and litigation reserves. Excluding notable items, noninterest expense increased 4% (a).
•Effective tax rate of 20.4%.
Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 14%, primarily reflecting client inflows, higher market values and the favorable impact of the weaker U.S. dollar.
•AUM increased 7%, primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows.
Capital and liquidity
•$377 million of dividends to common shareholders (b); $1.0 billion of common share repurchases.
•Return on common equity (“ROE”) – 14.5%; Adjusted ROE – 14.9% (a).
•Return on tangible common equity (“ROTCE”) – 26.6% (a); Adjusted ROTCE – 27.4% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.9%; Tier 1 leverage ratio – 6.0%.
•Average liquidity coverage ratio (“LCR”) – 112%; Average net stable funding ratio (“NSFR”) – 130%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 4Q25 Financial Results
FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts; not meaningful - N/M)			2025 vs.
	2025	2024	2024
Fee revenue	$14,379	$13,620	6%
Investment and other revenue	757	687	N/M
Total fee and other revenue	15,136	14,307	6
Net interest income	4,944	4,312	15
Total revenue	20,080	18,619	8
Provision for credit losses	(32)	70	N/M
Noninterest expense	13,054	12,701	3
Income before taxes	7,058	5,848	21
Provision for income taxes	1,475	1,305	13
Net income	$5,583	$4,543	23%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$5,306	$4,336	22%
Operating leverage (a)			507	bps
Diluted earnings per common share	$7.40	$5.80	28%
Average common shares and equivalents outstanding - diluted (in thousands)	716,718	748,101
Pre-tax operating margin	35%	31%
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$20,028	$18,619	8%
Adjusted noninterest expense	$12,912	$12,480	3%
Adjusted operating leverage (a)			411	bps
Adjusted diluted earnings per common share	$7.50	$6.03	24%
Adjusted pre-tax operating margin	36%	33%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 2025 vs. 2024, unless otherwise noted)
•Total revenue increased 8%, primarily reflecting:
•Fee revenue increased 6%, primarily reflecting net new business and higher client activity, higher market values and the favorable impact of a weaker U.S. dollar, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting disposal gains and net gains on other investments.
•Net interest income increased 15%, primarily reflecting the reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.
•Provision for credit losses was a benefit of $32 million, primarily driven by improvements in commercial real estate exposure and changes in the macroeconomic forecast.
•Noninterest expense increased 3%, primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings. Excluding notable items, noninterest expense also increased 3% (a).
•Effective tax rate of 20.9%.

Capital and liquidity
•Returned $5.0 billion to common shareholders, including dividends of $1.4 billion (including dividend equivalents on share-based awards) and $3.5 billion of share repurchases.
•ROE – 13.9%; Adjusted ROE – 14.1% (a).
•ROTCE – 26.1% (a); Adjusted ROTCE – 26.4% (a).

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.

3

BNY 4Q25 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Investment services fees:
Asset Servicing	$1,159	$1,141	$1,042	2%	11%
Issuer Services	331	313	295	6	12
Total investment services fees	1,490	1,454	1,337	2	11
Foreign exchange revenue	142	143	147	(1)	(3)
Other fees (a)	68	73	62	(7)	10
Total fee revenue	1,700	1,670	1,546	2	10
Investment and other revenue	62	119	97	N/M	N/M
Total fee and other revenue	1,762	1,789	1,643	(2)	7
Net interest income	735	670	681	10	8
Total revenue	2,497	2,459	2,324	2	7
Provision for credit losses	(13)	(3)	15	N/M	N/M
Noninterest expense	1,672	1,656	1,666	1	—
Income before taxes	$838	$806	$643	4%	30%

Total revenue by line of business:
Asset Servicing	$1,945	$1,915	$1,797	2%	8%
Issuer Services	552	544	527	1	5
Total revenue by line of business	$2,497	$2,459	$2,324	2%	7%

Pre-tax operating margin	34%	33%	28%

Securities lending revenue (b)	$69	$62	$52	11%	33%

Metrics:
Average loans	$11,439	$10,706	$11,553	7%	(1)%
Average deposits	$192,796	$183,081	$180,843	5%	7%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$43.0	$41.7	$37.7	3%	14%
Market value of securities on loan at period end (in billions) (d)	$604	$554	$488	9%	24%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.2 trillion at Dec. 31, 2025, $2.1 trillion at Sept. 30, 2025 and $1.8 trillion at Dec. 31, 2024.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $74 billion at Dec. 31, 2025, $81 billion at Sept. 30, 2025 and $60 billion at Dec. 31, 2024.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, client activity and market values, partially offset by an investment loss. The sequential increase primarily reflects higher net interest income, client activity, and market values, partially offset by a 4Q25 investment loss and a 3Q25 disposal gain.
•Issuer Services – The year-over-year and sequential increases primarily reflect higher Depositary Receipts revenue, partially offset by lower Corporate Trust revenue.
•Noninterest expense was flat year-over-year reflecting higher investments and revenue-related expenses, employee merit increases and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings and lower litigation reserves. The sequential increase primarily reflects higher revenue-related expenses and investments, partially offset by lower severance expense.

4

BNY 4Q25 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Investment services fees:
Pershing	$505	$508	$516	(1)%	(2)%
Payments and Trade (a)	212	214	206	(1)	3
Clearance and Collateral Management	417	398	364	5	15
Total investment services fees	1,134	1,120	1,086	1	4
Foreign exchange revenue	28	31	27	(10)	4
Other fees (b)	65	70	61	(7)	7
Total fee revenue	1,227	1,221	1,174	—	5
Investment and other revenue	9	22	19	N/M	N/M
Total fee and other revenue	1,236	1,243	1,193	(1)	4
Net interest income	569	524	474	9	20
Total revenue	1,805	1,767	1,667	2	8
Provision for credit losses	(7)	(3)	9	N/M	N/M
Noninterest expense	930	895	852	4	9
Income before taxes	$882	$875	$806	1%	9%

Total revenue by line of business:
Pershing	$741	$729	$705	2%	5%
Payments and Trade (a)	524	510	471	3	11
Clearance and Collateral Management	540	528	491	2	10
Total revenue by line of business	$1,805	$1,767	$1,667	2%	8%

Pre-tax operating margin	49%	50%	48%

Metrics:
Average loans	$49,613	$46,278	$42,217	7%	18%
Average deposits	$101,751	$97,497	$90,980	4%	12%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$15.9	$15.8	$14.1	1%	13%
(a)    Formerly Treasury Services.
(b)    Other fees primarily include financing-related fees.
(c)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest income and market values, partially offset by lower client activity. The sequential increase primarily reflects higher net interest income.
•Payments and Trade – The year-over-year increase primarily reflects higher net interest income and net new business, partially offset by an investment loss. The sequential increase primarily reflects higher net interest income, partially offset by an investment loss.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management balances and clearance volumes. The sequential increase primarily reflects higher collateral management balances.
•Noninterest expense increased year-over-year primarily reflecting higher investments and revenue-related expenses, employee merit increases and higher severance expense, partially offset by efficiency savings. The sequential increase primarily reflects higher investments and severance expense.

5

BNY 4Q25 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					4Q25 vs.
	4Q25	3Q25	4Q24	(a)	3Q25	4Q24	(a)
Investment management fees (a)	$793	$776	$789		2%	1%
Performance fees	14	6	20		N/M	N/M
Investment management and performance fees	807	782	809		3	—
Distribution and servicing fees	69	69	68		—	1
Other fees (b)	(84)	(78)	(64)		N/M	N/M
Total fee revenue	792	773	813		2	(3)
Investment and other revenue (c)	11	10	13		N/M	N/M
Total fee and other revenue (c)	803	783	826		3	(3)
Net interest income	51	41	47		24	9
Total revenue	854	824	873		4	(2)
Provision for credit losses	3	—	—		N/M	N/M
Noninterest expense (a)	703	640	700		10	—
Income before taxes	$148	$184	$173		(20)%	(14)%

Total revenue by line of business:
Investment Management (a)(d)	$577	$559	$598		3%	(4)%
Wealth Management (d)	277	265	275		5	1
Total revenue by line of business	$854	$824	$873		4%	(2)%

Pre-tax operating margin	17%	22%	20%
Adjusted pre-tax operating margin – Non-GAAP (e)	19%	24%	22%

Metrics:
Average loans	$13,931	$14,143	$13,718		(1)%	2%
Average deposits	$9,453	$9,201	$9,967		3%	(5)%

AUM (in billions) (current period is preliminary) (f)	$2,178	$2,142	$2,029		2%	7%
Wealth Management client assets (in billions) (current period is preliminary) (g)	$350	$348	$327		1%	7%
(a)    Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for all periods presented and impacted the year-over-year variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
(b)    Other fees primarily include investment services fees.
(c)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(d)    In 4Q25, the prior period total revenue by line of business for Investment Management and Wealth Management was revised for comparability to reflect the movement of certain fixed income investment management business from Wealth Management to Investment Management. There was no impact to total revenue reported for the Investment and Wealth Management business segment or on a consolidated basis.
(e)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(f)    Represents assets managed in the Investment and Wealth Management business segment.
(g)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense) (a), partially offset by higher market values and the favorable impact of the weaker U.S. dollar. The sequential increase primarily reflects higher market values and the timing of performance fees.
•Wealth Management – The sequential increase primarily reflects higher net interest income and market values.
•Noninterest expense was flat year-over-year reflecting higher investments and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related and severance expenses.

6

BNY 4Q25 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	4Q25	3Q25	4Q24
Fee revenue	$(21)	$(27)	$(20)
Investment and other revenue	45	45	9
Total fee and other revenue	24	18	(11)
Net interest (expense) income	(9)	1	(8)
Total revenue	15	19	(19)
Provision for credit losses	(9)	(1)	(4)
Noninterest expense	55	45	137
(Loss) before taxes	$(31)	$(25)	$(152)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year increase was primarily driven by lower net securities losses.

•Noninterest expense decreased year-over-year primarily driven by lower severance expense and the net impact of the adjustments for the FDIC special assessment. The sequential increase primarily reflects higher severance expense, partially offset by the net impact of the adjustments for the FDIC special assessment.

7

BNY 4Q25 Financial Results
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q25					4Q24
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Noninterest expense	24	27	17	(17)	51	50	15	16	84	165
(Loss) income before taxes	$(24)	$(27)	$(17)	$17	$(51)	$(50)	$(15)	$(16)	$(84)	$(165)
(a)    See page 11 for details of notable items and line items impacted.

Notable items by business segment (a)	3Q25
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$12	$—	$—	$—	$12
Noninterest expense	38	8	2	(9)	39
(Loss) income before taxes	$(26)	$(8)	$(2)	$9	$(27)
(a)    See page 11 for details of notable items and line items impacted.

Notable items by business segment (a)	2025					2024
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$52	$—	$—	$—	$52	$—	$—	$—	$—	$—
Noninterest expense	63	58	33	(12)	142	66	20	20	115	221
(Loss) income before taxes	$(11)	$(58)	$(33)	$12	$(90)	$(66)	$(20)	$(20)	$(115)	$(221)
(a)    See pages 11 and 12 for details of notable items and line items impacted.

8

BNY 4Q25 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.9%	11.7%	11.2%
Tier 1 capital ratio	14.6	14.4	13.7
Total capital ratio	15.4	15.3	14.8
Tier 1 leverage ratio (a)	6.0	6.1	5.7
Supplementary leverage ratio (a)	6.7	6.7	6.5
BNY shareholders’ equity to total assets ratio	9.4%	9.6%	9.9%
BNY common shareholders’ equity to total assets ratio	8.4%	8.6%	8.9%

Average LCR (a)	112%	112%	115%
Average NSFR (a)	130%	130%	132%

Book value per common share	$57.36	$55.99	$51.52
Tangible book value per common share – Non-GAAP (b)	$31.64	$30.60	$27.05
Common shares outstanding (in thousands)	688,236	697,349	717,680
(a)    Regulatory capital and liquidity ratios for Dec. 31, 2025 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Dec. 31, 2025, Sept. 30, 2025 and Dec. 31, 2024 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.

•CET1 capital totaled $21.1 billion and Tier 1 capital totaled $25.9 billion at Dec. 31, 2025. CET1 and Tier 1 capital increased compared with Sept. 30, 2025, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends. The CET1 ratio increased compared with Sept. 30, 2025 reflecting the increase in capital, partially offset by higher risk-weighted assets. The Tier 1 leverage ratio decreased slightly compared with Sept. 30, 2025 reflecting higher average assets.

NET INTEREST INCOME

Net interest income				4Q25 vs.
(dollars in millions; not meaningful - N/M)	4Q25	3Q25	4Q24	3Q25		4Q24
Net interest income	$1,346	$1,236	$1,194	9%		13%
Add: Tax equivalent adjustment	—	—	1	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,346	$1,236	$1,195	9%		13%

Average interest-earning assets	$387,289	$374,493	$357,768	3%		8%

Net interest margin	1.38%	1.31%	1.32%	7	bps	6	bps
Net interest margin (FTE) – Non-GAAP (a)	1.38%	1.31%	1.32%	7	bps	6	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year and sequentially primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.

9

BNY 4Q25 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Fee and other revenue
Investment services fees	$2,632	$2,585	$2,438	$10,211	$9,419
Investment management and performance fees	806	782	808	3,085	3,139
Foreign exchange revenue	171	166	177	706	688
Financing-related fees	53	67	53	231	216
Distribution and servicing fees	36	37	37	146	158
Total fee revenue	3,698	3,637	3,513	14,379	13,620
Investment and other revenue	135	208	140	757	687
Total fee and other revenue	3,833	3,845	3,653	15,136	14,307
Net interest income
Interest income	6,307	6,594	6,467	25,626	25,607
Interest expense	4,961	5,358	5,273	20,682	21,295
Net interest income	1,346	1,236	1,194	4,944	4,312
Total revenue	5,179	5,081	4,847	20,080	18,619
Provision for credit losses	(26)	(7)	20	(32)	70
Noninterest expense
Staff	1,812	1,745	1,817	7,159	7,130
Software and equipment	565	542	520	2,147	1,962
Professional, legal and other purchased services	429	404	410	1,587	1,503
Sub-custodian and clearing	139	141	128	561	498
Net occupancy	143	140	149	551	537
Distribution and servicing	73	68	87	269	361
Business development	71	45	54	217	188
Bank assessment charges	(22)	6	16	44	36
Amortization of intangible assets	11	12	13	45	50
Other	139	133	161	474	436
Total noninterest expense	3,360	3,236	3,355	13,054	12,701
Income
Income before taxes	1,845	1,852	1,472	7,058	5,848
Provision for income taxes	376	395	315	1,475	1,305
Net income	1,469	1,457	1,157	5,583	4,543
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(8)	(12)	(2)	(34)	(13)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,461	1,445	1,155	5,549	4,530
Preferred stock dividends	(34)	(106)	(25)	(243)	(194)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,427	$1,339	$1,130	$5,306	$4,336

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
(in dollars)
Basic	$2.04	$1.90	$1.56	$7.47	$5.84
Diluted	$2.02	$1.88	$1.54	$7.40	$5.80

10

BNY 4Q25 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items					4Q25 vs.
(dollars in millions, except per share amounts)	4Q25		3Q25	4Q24	3Q25		4Q24
Total revenue – GAAP	$5,179		$5,081	$4,847	2%		7%
Less: Disposal gain (a)	—		12	—
Adjusted total revenue – Non-GAAP	$5,179		$5,069	$4,847	2%		7%

Total noninterest expense – GAAP	$3,360		$3,236	$3,355	4%		—%
Less: Severance expense (b)	98		50	135
Litigation reserves (b)	3		3	38
FDIC special assessment (b)	(50)		(14)	(8)
Adjusted total noninterest expense – Non-GAAP	$3,309		$3,197	$3,190	4%		4%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,427		$1,339	$1,130	7%		26%
Less: Disposal gain (a)	—		9	—
Severance expense (b)	(74)		(39)	(103)
Litigation reserves (b)	(6)		(2)	(37)
FDIC special assessment (b)	37		11	6
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,470		$1,360	$1,264	8%		16%

Diluted earnings per common share – GAAP	$2.02		$1.88	$1.54	7%		31%
Less: Disposal gain (a)	—		0.01	—
Severance expense (b)	(0.11)		(0.05)	(0.14)
Litigation reserves (b)	(0.01)		—	(0.05)
FDIC special assessment (b)	0.05		0.01	0.01
Total diluted earnings per common share impact of notable items	(0.06)	(c)	(0.03)	(0.18)
Adjusted diluted earnings per common share – Non-GAAP	$2.08		$1.91	$1.72	9%		21%
Operating leverage – GAAP (d)					(190)	bps	670	bps
Adjusted operating leverage – Non-GAAP (d)					(133)	bps	312	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

11

BNY 4Q25 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items				2025 vs.
(dollars in millions, except per share amounts)	2025		2024	2024
Total revenue – GAAP	$20,080		$18,619	8%
Less: Disposal gain (a)	52		—
Adjusted total revenue – Non-GAAP	$20,028		$18,619	8%

Total noninterest expense – GAAP	$13,054		$12,701	3%
Less: Severance expense (b)	214		240
Litigation reserves (b)	(8)		44
FDIC special assessment (b)	(64)		(63)
Adjusted total noninterest expense – Non-GAAP	$12,912		$12,480	3%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$5,306		$4,336	22%
Less: Disposal gain (a)	41		—
Severance expense (b)	(165)		(183)
Litigation reserves (b)	7		(41)
FDIC special assessment (b)	48		48
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$5,375		$4,512	19%

Diluted earnings per share – GAAP	$7.40		$5.80	28%
Less: Disposal gain (a)	0.06		—
Severance expense (b)	(0.23)		(0.24)
Litigation reserves (b)	0.01		(0.05)
FDIC special assessment (b)	0.07		0.06
Total diluted earnings per common share impact of notable items	$(0.10)	(c)	$(0.23)
Adjusted diluted earnings per common share – Non-GAAP	$7.50		$6.03	24%
Operating leverage – GAAP (d)				507	bps
Adjusted operating leverage – Non-GAAP (d)				411	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

Pre-tax operating margin reconciliation
(dollars in millions)	4Q25	3Q25	4Q24	2025	2024
Income before taxes – GAAP	$1,845	$1,852	$1,472	$7,058	$5,848
Impact of notable items (a)	(51)	(27)	(165)	(90)	(221)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,896	$1,879	$1,637	$7,148	$6,069

Total revenue – GAAP	$5,179	$5,081	$4,847	$20,080	$18,619
Impact of notable items (a)	—	12	—	52	—
Adjusted total revenue, excluding notable items – Non-GAAP	$5,179	$5,069	$4,847	$20,028	$18,619

Pre-tax operating margin – GAAP (b)	36%	36%	30%	35%	31%
Adjusted pre-tax operating margin – Non-GAAP (b)	37%	37%	34%	36%	33%
(a)    See page 11 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

12

BNY 4Q25 Financial Results

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	4Q25	3Q25	4Q24	2025	2024
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,427	$1,339	$1,130	$5,306	$4,336
Add: Amortization of intangible assets	11	12	13	45	50
Less: Tax impact of amortization of intangible assets	3	3	3	11	12
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,435	$1,348	$1,140	$5,340	$4,374
Impact of notable items (a)	(43)	(21)	(134)	(69)	(176)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,478	$1,369	$1,274	$5,409	$4,550

Average common shareholders’ equity	$39,142	$38,626	$36,923	$38,167	$36,413
Less: Average goodwill	16,777	16,787	16,515	16,733	16,316
Average intangible assets	2,827	2,842	2,846	2,842	2,839
Add: Deferred tax liability – tax deductible goodwill	1,227	1,236	1,221	1,227	1,221
Deferred tax liability – intangible assets	662	665	665	662	665
Average tangible common shareholders’ equity – Non-GAAP	$21,427	$20,898	$19,448	$20,481	$19,144

Return on common equity – GAAP (b)	14.5%	13.7%	12.2%	13.9%	11.9%
Adjusted return on common equity – Non-GAAP (b)	14.9%	14.0%	13.6%	14.1%	12.4%

Return on tangible common equity – Non-GAAP (b)	26.6%	25.6%	23.3%	26.1%	22.8%
Adjusted return on tangible common equity – Non-GAAP (b)	27.4%	26.0%	26.1%	26.4%	23.8%
(a)    See page 11 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2025. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

ABOUT BNY

BNY is a global financial services platforms company at the heart of the world’s capital markets. For more than 240 years BNY has partnered alongside clients, using its expertise and platforms to help them operate more efficiently and accelerate growth. Today BNY serves over 90% of Fortune 100 companies and nearly all the top 100 banks globally. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals. As of Dec. 31, 2025, BNY oversees $59.3 trillion in assets under custody and/or administration and $2.2 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

13

BNY 4Q25 Financial Results
CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on Jan. 13, 2026. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 800 330-6730 (U.S.) or
+1 646 769-9500 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 13, 2026.

An archived version of the fourth quarter conference call and audio webcast will be available beginning on Jan. 13, 2026 at approximately 3:00 p.m. ET through Feb. 13, 2026 at www.bny.com/investorrelations.

14